Exhibit 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF ABB LTD, PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Annual Report on Form 20‑F for the fiscal year ended December 31, 2019 of ABB Ltd (the “Company”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (the “Report”) and pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, I, Peter Voser, Chairman of the Board of Directors and Chief Executive Officer of the Company, certify, that, to my knowledge:

(1)           the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 25, 2020

By:	/s/ Peter Voser Peter Voser Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)